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                                                                     Exhibit 1.1

                        LARES ASSET SECURITIZATION, INC.

                         Luminent Mortgage Trust 2007-2
                   Mortgage-Backed Certificates, Series 2007-2
                             UNDERWRITING AGREEMENT

                                                                 April 27, 2007

Citigroup Global Markets Inc.
390 Greenwich Street, 6th Floor
New York, NY  10013

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT  06830

Ladies and Gentlemen:

     Lares Asset Securitization, Inc., a Delaware corporation (the "Company"), confirms its agreement to sell to Citigroup Global Markets Inc. (the "Lead Underwriter"), Greenwich Capital Markets, Inc. (the "Co-Underwriter") (collectively, the "Underwriters"), all of Luminent Mortgage Trust 2007-2 (the "Trust"), Mortgage-Backed Certificates, Series 2007-2, Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-B-1, Class I-B-2, Class I-B-3, Class I-B-4, Class II-A-1, Class II-A-2, Class II-A-3, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6 and Class II-B-7 (collectively, the "Underwritten Securities"), and the purchase by the Underwriters, acting severally and not jointly, of their respective percentage of the Certificate Principal Balances of each class of the Underwritten
Securities set forth below their names in Schedule I hereto. The Underwritten Securities, together with the Class I-C-1, Class I-C-2, Class I-P, Class II-C, Class II-P, Class R and Class RX Certificates (collectively with the Underwritten Securities, the "Certificates") not sold to the Underwriters, will evidence the entire beneficial interest in a pool of adjustable rate one- to four-family residential mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) acquired by the Company from Maia Mortgage Finance Statutory Trust, a Maryland business trust (the "Seller").

     The Certificates will be issued pursuant to a Pooling Agreement dated as of April 1, 2007 (the "Pooling Agreement"), among the Company, the Seller, Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), and HSBC Bank USA, National Association, as trustee (the "Trustee"). The Mortgage Loans will be serviced by a number of servicers pursuant to various servicing agreements (the "Servicing Agreements") assigned to the Trust. Custody of the Mortgage Loans will be pursuant to a custodial agreement (the "Custodial Agreement") dated as of April 1, 2007 by and between the Trustee and Wells Fargo Bank, N.A., as custodian. The Supplemental Interest Trustee, on behalf of the Trust and the Class I Certificateholders, will also enter a cap agreement ("Cap Agreement") and swap agreement ("Swap Agreement") with ABN AMRO Bank, N.A., as the counterparty (the "Cap Provider or Swap Provider," as applicable), each dated as of May 1, 2007.
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     At or prior to the time when sales to  investors of the  Certificates  were first made (the "Time of Sale"), the Company had prepared a term sheet, dated April 18, 2007, with respect to the Class II Certificates (as defined in the Pooling Agreement) and a term sheet, dated April 24, 2007, with respect to the Class I Certificates (as defined in the Pooling Agreement), for distribution to
prospective  investors  (the  information   contained  therein,   together  with
information regarding the price and interest rate of the Certificates, the "Time of Sale Information"). If, subsequent to the Time of Sale, the Company or any Underwriter determines that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Certificates, then "Time of Sale Information" will refer to the information available to purchasers at the time of entry into the first such new purchase contract, including any information that corrects such material misstatements or omissions and "Time of Sale" will refer to the time and date on which such new purchase contracts were entered into.

     This underwriting agreement (the "Agreement"), the Pooling Agreement, the Custodial Agreement, the Servicing Agreement and the Cap Agreement are sometimes referred to herein collectively as the "Transaction Agreements." The Underwritten Securities will be issued in minimum denominations and will have the terms set forth in the Pooling Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Pooling Agreement.

     1. Representations, Warranties and Covenants. As of the date hereof (or as of such other date as may be specified in the relevant representation and warranty), each of the Company and the Seller represents and warrants to, and agrees with, each of the Underwriters as follows:

          (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-140604) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates and Mortgage-Backed Notes (issuable in series), including the Certificates, a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriters. All conditions for the use of Form S-3 under the Act have been satisfied. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; the prospectus first required to be filed to satisfy the condition set forth in Rule 172(c)(3) and pursuant to Rule 424(b) under the Act is hereinafter called the "Base Prospectus"; and such supplement to the Base Prospectus, in the form required to be filed to satisfy the condition set forth in Rule 172(c)(3) and pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus Supplement" and, collectively with the Base Prospectus, the "Prospectus." Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer


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     to and include the filing of any document  under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference. The Registration Statement has been declared effective by the Commission under the Act; no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission;

          (b) When the Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date, any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Prospectus and any static pool information referred to in the Time of Sale Information and the Prospectus, as amended or supplemented as of any such time, under the caption "Static Pool Information" but deemed to be excluded from the Registration Statement and the Prospectus pursuant to Item 1105(d) of Regulation AB issued under the Act (the "Static Pool Information"), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Seller makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company through the Lead Underwriter specifically for use in connection with the preparation of the Registration Statement or the Prospectus. The parties agree that such information consists solely of the information about the distribution and marketing of the Certificates under the caption "Method of Distribution" in the Prospectus Supplement (the "Underwriting Information");

          (c) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to the Underwriting Information contained in or omitted from the Time of Sale Information or any amendment thereof or supplement thereto;

          (d) Other than as set forth or contemplated in the Prospectus and the Time of Sale Information, since the date as of which information is given in the Registration Statement, the Time of Sale Information or the Prospectus, there has not been any material adverse change or any
     development   involving  a  prospective  material  adverse  change,  in  or


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     affecting  the  business,  properties,   prospects,  management,  financial
     position, stockholders' equity or results of operations of the Company and the Seller;

          (e) The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Seller has been duly formed and is validly existing as a business trust under the laws of the State of Maryland. Each of the Company and the Seller has the requisite organizational power to own its properties and to conduct its business as presently conducted by it; and each of the Company and the Seller is duly qualified to do business as a foreign corporation in good standing and has all necessary certificates, licenses and permits in all jurisdictions in which its ownership of property or the conduct of its business as presently conducted by it requires such qualification;

          (f) As of the Closing Date, the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the Time of Sale Information, and the representations and warranties of the Company in the Pooling Agreement will be true and correct in all material respects;

          (g) The Certificates, when validly authenticated, issued and delivered in accordance with the Pooling Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling Agreement, and immediately prior to the delivery of the Underwritten Securities to each Underwriter, the Company will own the Underwritten Securities, and upon such delivery, such Underwriter will acquire title thereto, free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by such Underwriter;

          (h) This Agreement has been duly authorized, executed and delivered by the Company and the Seller and, as of the Closing Date, the Transaction Agreements to which the Company or the Seller is a party will have been duly authorized, executed and delivered by the Company or the Seller, as applicable, and will conform in all material respects to the description thereof contained in the Prospectus and the Time of Sale Information, and assuming the valid execution thereof by the other parties thereto, each Transaction Agreement will constitute a legal, valid and binding agreement of the Company and the Seller, as applicable, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles;

          (i) As of the Closing Date, the Transaction Agreements to which the Company or the Seller is a party will conform in all material respects to the description thereof contained in the Prospectus and the Time of Sale Information;

          (j) The execution, delivery and performance by the Company and the Seller of each of the Transaction Agreements, the issuance and sale of the Certificates and compliance by the Company and the Seller with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default


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     under,  or result in the  creation  or  imposition  of any lien,  charge or encumbrance upon any property or assets of the Company or the Seller, as applicable, pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Seller is a party or by which the Company or the Seller is bound or to which any of the property or assets of the Company or the Seller is subject; (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or the Seller; or (iii) result in the violation of any law or statute or any judgment, order or regulation of any governmental authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a material adverse effect;

          (k) No filing or registration with, notice to, or consent, approval, authorization or order or other action of any court or governmental authority or agency is required for the consummation by the Company or the Seller of the transactions contemplated by the Transaction Agreements (other than as required under state securities laws or Blue Sky laws, as to which no representations and warranties are made by the Company), except such as have been, or will have been, obtained under the Act prior to the Closing Date, any filings under the Uniform Commercial Code, and any recordations of the assignment of the Mortgage Loans to the Trustee or, if applicable, to Mortgage Electronic Registration Systems, Inc. ("MERS") on behalf of the Trustee, pursuant to the Pooling Agreement;

          (l) There is no action, suit or proceeding before or by any court, administrative or governmental agency, or other tribunal, domestic or foreign, now pending to which the Company or the Seller is a party, or, to the best of the Company's knowledge, threatened against the Company or the Seller, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of the Company or the Seller, or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated in the Transaction Agreements;

          (m) Upon the execution and delivery of the Pooling Agreement, (i) the Seller will own the Mortgage Loans being sold to the Company, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest except to the extent permitted in the Pooling
     Agreement (collectively, "Liens") and (ii) the Company will own the Mortgage Loans being sold to the Trust, free of Liens, or will have a valid, perfected, first-priority security interest therein, free of Liens;

          (n) The Mortgage Loans conform to the description thereof in the Prospectus Supplement;

          (o) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Transaction Agreements and the Certificates have been or will be paid by the Company or the Seller on or prior to the Closing Date, except for fees for recording assignments of Mortgage Loans to the Trustee or, if applicable, to MERS on behalf of the Trustee, pursuant to the Pooling Agreement that have not yet been


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     completed,  which  fees  will be  paid  by the  Company  or the  Seller  in accordance with the Pooling Agreement;

          (p) Neither the Company nor the Trust is an "investment company" or entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

          (q) Since the respective dates as of which information is given in the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, as supplemented or amended as of the Closing Date.

          (r) The representations and warranties of the Company and the Seller contained in the Transaction Documents are true and correct in all material respects;

          (s) Other than the Prospectus, the Company (including its agents and representatives other than the Underwriters) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Securities other than (i) information included in the Time of Sale Information, (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (iii) other written communication approved in writing in advance by the Lead Underwriter;

          (t) Any Issuer Free Writing Prospectus (as defined in Section 4(f)(i)) included in the Time of Sale Information complied in all material respects with the Act and has been, or will be, filed in accordance with Rule 433(d) under the Act (to the extent required thereby);

          (u) The Company is not, and on the date on which the first bona fide offer of the Underwritten Securities is made, and on the Closing Date will not be, an "ineligible issuer," as defined in Rule 405 under the Act;

          (v) As of the Closing Date, this Agreement and the other Transaction Agreements conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

          (w) On the Closing Date, the Trust will be a New York common law trust;

          (x) It is not necessary to qualify the Pooling Agreement under the Trust Indenture Act of 1939, as amended.

          (y) The classes of Underwritten Securities designated as "mortgage related securities" (for purposes of the Secondary Mortgage Market Enhancement Act of 1984) in the Time of Sale Information and Prospectus Supplement will be "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

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          (z) All written information provided to the Underwriters,  as the same may have been updated, modified or supplemented through the date hereof, is true and correct in all material respects.

     2. Purchase and Sale; Payment and Delivery.

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company, their respective percentage of each class of the Underwritten Securities set forth in Schedule I hereto.

          (b) The Company understands that the Underwriters intend to make a public offering of their respective portions of the Underwritten Securities as soon after the effectiveness of this Agreement as in the judgment of the Lead Underwriter is advisable, and initially to offer the Underwritten Securities on the terms set forth in the Time of Sale Information and the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Underwritten Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell any Underwritten Securities purchased by it to or through any Underwriter.

          (c) The Underwritten Securities to be purchased by each Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as the Lead Underwriter shall request, shall be delivered by or on behalf of the Company to the Lead Underwriter through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Lead Underwriter by the Company upon at least forty-eight hours' prior notice. The Company will cause the certificates representing the Underwritten Securities to be made available for checking and packaging at least twenty-four hours prior to the Closing Date (as defined below) with respect thereto at the office of the Lead Underwriter, 390 Greenwich Street, 6th Floor, New York, NY 10013, or at the office of DTC or its designated custodian, as the case may be. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on the Closing Date (unless another time and date shall be agreed to by the Lead Underwriter and the Company). The time and date at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Date."

     3.  Offering  by  Underwriters;   Offering  Communications;   Free  Writing
Prospectuses.

          (a) It is understood by the parties hereto that the Underwriters propose to offer the Underwritten Securities for sale to the public as set forth in the Prospectus, and each Underwriter agrees that all such offers and sales made by such Underwriter and its affiliates, if any, shall be made in compliance with all applicable securities laws.

          (b) Each Underwriter further agrees that, on or prior to the Closing Date, it shall provide the Company with a certificate, setting forth (a) in the case of each class of Certificates, (i) if less than 10% of the


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     Certificate  Principal  Balance of such class of Certificates has been sold to the public as of such  date,  the fair  market  value (but not less than zero) of such class of Certificates as of the Closing Date, or (ii) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold, expressed as a
     percentage  of  the  Certificate   Principal   Balance  of  such  class  of
     Certificates sold, or (b) the first single price at which at least 10% of the Certificate Principal Balance of such class of Certificates was sold to the public, (c) the prepayment assumption used in pricing each class of Certificates, and (d) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of such Underwriter be determined by it.

          (c) The Underwriters shall convey or deliver any written communication to any person (including through Bloomberg) in connection with the initial offering of the Underwritten Securities, only if such written communication is preceded or accompanied by a prospectus satisfying the requirements of
     Section 10(a) of the Act or only if such written communication (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a "free writing prospectus," as defined in Rule 405 under the Act (a "Free Writing Prospectus"). Without the prior written consent of the Company (which consent may be withheld for any reason), the Underwriters shall not convey or deliver in connection with the initial offering of the Certificates any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the Act and the Exchange Act ("ABS Informational and Computational Material"), in reliance upon Rules 167 and 426 under the Act. The Underwriter may disseminate information on Bloomberg and any other similar proprietary system to prospective investors relating solely to:

               (i) information of the type identified in Rule 134 of the Act;

               (ii) information included in the Time of Sale Prospectus;

               (iii) the status of allocations and subscriptions of the Notes and information relating to the class, size, rating, price, CUSIPS, coupon, yield, spread, benchmark, status and/or legal maturity date of the Offered Notes, the weighted average life, expected final payment date, the trade date and payment window of one or more classes of the Notes, the eligibility of the Notes to be purchased by ERISA plans and a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for the Underwriter's retention) and/or expected pricing parameters of the Notes; provided, however, that any information described in this Section 3(c)(iii) shall contain a legend in substantially the form described in Section 4(k) [general FWP legend] below; provided, further that any such information either shall be information that is in a term sheet or free writing prospectus filed by the Company with the Commission or
          (y) if such information is required to be filed, shall be timely delivered to the Company to permit proper filing; and

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               (iv) information constituting final terms of the Notes within the meaning of Rule 433(d)(5)(ii) under the Act.

          (d) (i) Each Underwriter shall deliver to the Company, no later than two business days prior to the date of first use thereof, (A) any Free Writing Prospectus prepared by or on behalf of such Underwriter that contains any "issuer information," as defined in Rule 433(h)(2) under the Act and footnote 271 of the Commission's Securities Offering Reform Release No. 33-8591 ("Issuer Information"), and (B) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Underwritten Securities.

               (ii) Notwithstanding the provisions of Section 3(d)(i), any Free Writing Prospectus described therein that contains only ABS Informational and Computational Material may be delivered by an Underwriter to the Company not later than the later of (a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act or (b) the date of first use of such Free Writing Prospectus.

          (e) Each Underwriter represents and warrants to the Company severally and not jointly that the Free Writing Prospectuses to be furnished to the Company by such Underwriter pursuant to Section 3(d)(i) or (ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Certificates. Each Underwriter further represents and warrants that it has not delivered any Free Writing Prospectuses to prospective investors other than the Term Sheet dated April 24, 2007, with respect to the Class I Certificates and a Term Sheet dated April 18, 2007, with respect to the Class II Certificates, and any other information provided in Section 3(c).

          (f) The Company agrees to file with the Commission the following:

               (i) Any Free Writing Prospectus that constitutes an "issuer free writing prospectus," as defined in Rule 433(h)(1) under the Act (an "Issuer Free Writing Prospectus");

               (ii) Any Free Writing Prospectus or portion thereof delivered by an Underwriter to the Company pursuant to Section 3(d) hereof; and

               (iii) Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

          (g) Any Free  Writing  Prospectus  required  to be filed  pursuant  to
     Section 3(f) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

               (i) any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates may be filed by the Company within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

               (ii) any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Material may be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Certificates pursuant to Rule 424(b) under the Act or two business days after the first use of such Free Writing Prospectus;

               (iii) any Free Writing Prospectus required to be filed pursuant to Section 3(f)(iii) may, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

               (iv) the Company shall not be required to file (A) Issuer Information contained in any Free Writing Prospectus of an offering participant other than the Trust, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof.

          (h) Each Underwriter shall provide to the Company for filing with the Commission any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

          (i) Notwithstanding the provisions of Section 3(h), each Underwriter shall provide to the Company for filing with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of a Free Writing Prospectus.

          (j) Notwithstanding the provisions of Sections 3(f) and 3(i), neither the Company nor any Underwriter shall be required to file any Free Writing

     Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

          (k) The Company and each Underwriter each agree that each Free Writing Prospectus prepared by such Underwriter shall contain the following legend, or a substantially similar legend that complies with Rule 433 under the
     Act:

          The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-884-2071.

     The Company and each Underwriter each agree that any Free Writing Prospectus prepared by such Underwriter and that is not an Issuer Free Writing Prospectus or that does not contain Issuer Information shall also contain the following legend:

          Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuer or its affiliates.

          (l) In the event that the Company becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the Company shall notify each Underwriter within one business day after discovery and the Company shall, if requested by such Underwriter, prepare and deliver to such Underwriter a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

          (m) In the event that an Underwriter becomes aware that, as of the Time of Sale, any Free Writing Prospectus prepared by or on behalf of such Underwriter delivered to an investor in any Underwritten Securities contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Time of Sale Information), in light of the circumstances under which they were made, not misleading, when considered in conjunction with the Time of Sale Information (together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Company thereof within one business day after discovery.

          (n) Each Underwriter shall, if requested by the Company:

               (i) if the Defective Free Writing Prospectus was a Free Writing Prospectus prepared by or on behalf of such Underwriter, prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

               (ii) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor;

               (iii) notify such investor that the prior contract of sale with the investor has been terminated, and of the investor's rights as a result of termination of such agreement;

               (iv) provide such investor with an opportunity to affirmatively agree to purchase the Underwritten Securities on the terms described in the Corrected Free Writing Prospectus; and

               (v) comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of the Commission's Securities Offering Reform Release No. 33-8591.

          (o) The Company and each Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 4 for a period of three years following the initial bona fide offering of the Underwritten Securities.

          (p) Each Underwriter covenants with the Company that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Underwritten Securities to a prospective purchaser of Certificates unless such information is preceded or accompanied by the Prospectus.

          (q) Each Underwriter represents and agrees that:

               (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Underwritten Securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer;

               (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Underwritten Securities in, from or otherwise involving the United Kingdom; and

               (iii) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Underwritten Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Underwritten Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Underwritten Securities to the public in that Relevant Member State at any time:

                    (x) to legal  entities  which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                    (y) to any  legal  entity  which  has  two or more of (1) an average of at least 250 employees during the last financial year;
               (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                    (z) in any  other  circumstances  which do not  require  the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of securities to the public" in relation to any Underwritten Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     4. Certain Covenants.

     The Company hereby agrees with each Underwriter:

          (a) That the Company shall cooperate with the Lead Underwriter and legal counsel for the Underwriters and furnish such information as may be required to qualify or register the Underwritten Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Lead Underwriter; that the Company shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Underwritten Securities; provided that the

     Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and that the Company shall use its best efforts to prevent the suspension of the qualification or registration of (or any such exemption relating to) the Underwritten Securities for offering, sale or trading in any jurisdiction and will advise the Lead Underwriter promptly of such suspension or any initiation or threat of any proceeding for any such purpose, and that in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment;

          (b) That if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Underwritten Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible;

          (c) To prepare the Prospectus in a form approved by the Underwriters and to cause to be transmitted to the Commission for filing pursuant to Rule 424(b) of the Securities Act Regulations by means reasonably calculated to result in filing with the Commission pursuant to such Rule; which Prospectus and Issuer Free Writing Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

          (d) The Company will furnish to each Underwriter, from time to time during the period when a prospectus relating to the Underwritten Securities is required to be delivered under the Securities Act, such number of copies of the Prospectus and each Free Writing Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder;

          (e) To furnish a copy of each proposed Free Writing Prospectus to the Lead Underwriter and counsel for the Underwriters and obtain the consent of the Lead Underwriter prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the free writing prospectus constituting part of the Time of Sale Information;

          (f) To comply with the requirements of Section 3 hereof and Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing pursuant to Rule 433(d) with the Commission (by means reasonably calculated to result in filing with the Commission pursuant to such Rule), legending and record keeping, as applicable;

          (g) That, for a period of 90 days after the date of this Agreement or such earlier date as each Underwriter shall have resold all of the Underwritten Securities underwritten by it, the Company shall promptly advise the Lead Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission or any request by the Commission for amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Issuer Free Writing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus; and, if the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment; the Company shall, within such period, advise the Lead Underwriter promptly of any proposal to prepare, use, authorize, approve or file any amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, shall furnish to the Lead Underwriter for review a copy of each proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and the Company will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such amendment or supplement or use any such Prospectus to which the Lead Underwriter shall reasonably object; additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission;

          (h) To furnish to the Lead Underwriter for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Underwritten Securities, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission or any securities exchange and (iii) such other information as the Lead Underwriter may reasonably request regarding the Company;

          (i) To advise the Lead Underwriter promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Underwritten Securities (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Lead Underwriter or legal counsel for the Underwriters, (A) would require the making of any change in the Prospectus or the Time of Sale Information then being used so that the Prospectus or Time of Sale Information would not, at the time it is delivered to a purchaser, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Underwritten Securities, or (C) if it is necessary at any time to amend or supplement the Prospectus or the Time of Sale Information to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company's own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Lead Underwriter may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Time of Sale Information so that the Prospectus or the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading, or in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Time of Sale Information, as amended or supplemented, will comply with the law;

          (j) To file promptly with the Commission any amendment or supplement to the Registration Statement, any Free Writing Prospectus or the Prospectus that may, in the judgment of the Company or the Lead Underwriter, be required by the Securities Act or requested by the Commission;

          (k) That, prior to filing with the Commission any amendment or supplement to the Registration Statement, any Issuer Free Writing
     Prospectus or the Prospectus, the Company shall furnish to the Lead Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Lead Underwriter reasonably objects;

          (l) To furnish to the Lead Underwriter, not less than two business days before filing with the Commission during the period referred to in paragraph (g) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during the period of five years hereafter to file all such documents and reports in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

          (m) Not to, and to use its best efforts to cause its officers, directors and affiliates not to, (A) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Underwritten Securities, (B) sell, bid for, purchase or pay anyone (other than the Underwriters as disclosed in the each of the Time of Sale Information and Prospectus) any compensation for soliciting purchases of the Underwritten Securities or (C) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities;

          (n) That the Company will comply with all of the provisions of any undertakings in the Registration Statement and apply the net proceeds from the sale of the Underwritten Securities in the manner set forth therein and in the Prospectus;

          (o) That the Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Underwritten Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act; and

          (p) To the extent, if any, that any rating provided with respect to the Underwritten Securities by the applicable rating agency is conditional upon the furnishing of documents or the taking of any actions by the Company or any of its affiliates, the Company, shall furnish, or cause to be furnished, such documents and take, or cause to be taken, any such other actions.

     5. Payment of Expenses.

          (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with:

               (i) the preparation and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Prospectus, any Issuer Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment);

               (ii) the preparation, issuance and delivery of the certificates for the Underwritten Securities to the Underwriters, including any transfer taxes or duties payable upon the sale of the Underwritten Securities to the Underwriters;

               (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Underwritten Securities to the Underwriters,

               (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors;

               (v) any fees and expenses of any rating agency issuing a rating in respect of the Underwritten Securities;

               (vi) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment);

               (vii) the qualification of the Underwritten Securities for offering and sale under state laws that the Company and the Lead Underwriter have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers;

               (viii) the fees and expenses of any transfer agent or registrar for the Underwritten Securities and miscellaneous expenses referred to in the Registration Statement;

               (ix) making road show presentations with respect to the offering of the Underwritten Securities (if applicable);

               (x)  preparing  and   distributing   copies  of  the  Transaction
          Agreements for the Lead Underwriter and its legal counsel; and

               (xi)  the   performance  of  the  Company's   other   obligations
          hereunder.

          (b) The Company agrees to reimburse the Lead Underwriter for its reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, but excluding the fees and expenses of the Underwriters' outside legal counsel and any other advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel with respect to state securities or blue sky laws, which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

          (c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters' counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

     6. Conditions of the Underwriters' Obligations.

     The obligations of the Underwriters hereunder to purchase Underwritten Securities at the Closing Date are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof, at the Time of Sale and at the Closing Date, the performance by the Company of its covenants and other obligations hereunder and to the satisfaction of the following further conditions at the Closing Date:

          (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act;

          (b) Since the date of the Time of Sale Information, there shall have been no material adverse change in the condition of the Company or the Seller that, in the judgment of the Underwriters, impairs the investment quality of the Underwritten Securities so as to make it impracticable to market the Underwritten Securities on the terms and in the manner contemplated in the Prospectus;

          (c) (i) the representations and warranties of the Company in this Agreement and all other Transaction Agreements shall be true and correct;

               (ii) the Company shall have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under each other Transaction Agreement at or prior to the Closing Date; and

               (iii) no event shall have occurred that, with notice or passage of time, would constitute a default under any of the Transaction Agreements to which the Company is a party.

     The Company shall have delivered to the Underwriters a certificate dated the Closing Date of the President, a Senior Vice President, a Vice President or the Chief Financial Officer of the Company to the effect that each condition set forth in clauses (a), (b) and (c)(i), (ii), and (iii) above has, to the best of his or her knowledge after reasonable investigation, been satisfied;

          (d) The Underwriters shall have received the opinions of Hunton & Williams LLP, counsel for the Company and the Seller, dated the Closing Date, in the form customary for similar transactions (i) as to the tax status of the transaction and the disclosure with respect thereto; (ii) as to the status of the Company and the Seller, and the enforceability of the Transaction Agreements and various other matters; and (iii) as to the "true sale" of the Mortgage Loans and the non-consolidation of the Seller with the Company, and the Company with the Trust. The Underwriters shall also have received a negative assurance letter from such counsel, dated the Closing Date, as to the information contained in the Registration Statement, Prospectus and Time of Sale Information;

          (e) The Underwriters shall have received the opinion of counsel for the Master Servicer and Securities Administrator, dated the Closing Date, as to its incorporation and the execution and delivery of the Transaction Agreements to which it is a party. The Underwriters shall also have received (a) a certificate, dated the Closing Date, of an officer of the Master Servicer in which such officer shall state that, to the best of such officer's knowledge after reasonable investigation: (i) the Master Servicer is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement, other than as previously disclosed in writing to the Company, (ii) the information in the Prospectus Supplement related to the Master Servicer (the "Master Servicer Disclosure") is true and correct in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Master Servicer Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading and (b) a certificate, dated the Closing Date of an officer of the Securities Administrator in which such officer shall state that, to the best of such officer's knowledge after reasonable investigation: (i) the Securities Administrator is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement, other than as previously disclosed in writing to the Company, (ii) the information in the Prospectus Supplement related to the Securities Administrator (the "Securities Administrator Disclosure") is true and correct in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Securities Administrator Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading;

          (f) The Underwriters shall have received (a) a certificate, dated the Closing Date of an officer of such originator in which such officer shall state that, to the best of such officer's knowledge after reasonable investigation: (i) such originator is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement, other than as previously disclosed in writing to the Company, (ii) the information in the Prospectus Supplement related to such originator, including the underwriting guidelines (the "Originator Disclosure") is true and correct in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Originator Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading;

          (g) The Underwriters shall have received (a) a certificate, dated the Closing Date of an officer of each servicer in which such officer shall state that, to the best of such officer's knowledge after reasonable investigation: (i) such servicer is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement, other than as previously disclosed in writing to the Company, (ii) the information in the Prospectus Supplement related to such servicer (the "Servicer Disclosure") is true and correct in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Servicer Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading;

          (h) The Underwriters shall also have received (a) a certificate, dated the Closing Date of an officer of the counterparty in which such officer shall state that, to the best of such officer's knowledge after reasonable investigation: (i) the counterparty is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement, other than as previously disclosed in writing to the Company, (ii) the information in the Prospectus Supplement related to the Swap counterparty or Cap counterparty (as applicable, the "Counterparty Disclosure") is true and correct in all material respects and nothing has come to his or her attention that that would lead such officer to believe that the Counterparty Disclosure contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein not misleading;

          (i) The Underwriters shall have received the opinion of counsel to the Trustee, dated the Closing Date, as to the incorporation and the execution and delivery of the Transaction Agreements to which it is a party. The Underwriters shall also have received a certificate dated the Closing Date of an officer of the Trustee in which such officer shall state that, to the best of such officer's knowledge after reasonable investigation, the Trustee is not an affiliate of any other entity listed as a transaction party in the Prospectus Supplement;

          (j) The Underwriters shall have received the opinion of their counsel, dated the Closing Date, in form and substance satisfactory to the Underwriters;

          (k) The Underwriters shall have received from Deloitte & Touche LLP, certified public accountants, a letter, dated the date hereof and satisfactory in form and substance to the Underwriters and their counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they determined that certain information of an accounting, financial or statistical nature, set forth in the Time of Sale Information and Prospectus Supplement under the captions "Description of the Mortgage Loans," "Static Pool Information" (with respect to the sponsor), "Description of the Underwritten Securities," and "Yields, Prepayment and Weighted Average Life Considerations," and the related Appendices and internet sites containing similar information, agrees with the records of the Company and the Seller or any information provided to Deloitte & Touche LLP by or on behalf of the Company, excluding any questions of legal interpretation;

          (l) The Underwriters shall have received from the certified public accountants of National City Mortgage Co. ("National City"), a letter, dated the date hereof and satisfactory in form and substance to the Underwriters and their counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they determined that certain information of an accounting, financial or statistical nature, set forth in the Time of Sale Information and Prospectus Supplement under the captions "Static Pool Information" (with respect to National City) and "The Servicers--National City Mortgage Co.," and the related Appendices, agrees with the records of National City or any information provided the accountants by or on behalf of National City, excluding any questions of legal interpretation;

          (m) The Underwriters shall have received from the certified public accountants of Home Banc Mortgage Corporation ("Home Banc"), a letter, dated the date hereof and satisfactory in form and substance to the Underwriters and their counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they determined that certain information of an accounting, financial or statistical nature, set forth in the Time of Sale Information and Prospectus Supplement under the caption "Static Pool Information" (with respect to Home Banc) and the related Appendices, agrees with the records of Home Banc or any information provided the accountants by or on behalf of Home Banc, excluding any questions of legal interpretation;

          (n) The Underwriters shall have received from the certified public accountants of IndyMac Bank, F.S.B. ("IndyMac"), a letter, dated the date hereof and satisfactory in form and substance to the Underwriters and their counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they determined that certain information of an accounting, financial or statistical nature, set forth in the Time of Sale Information and Prospectus Supplement under the captions "Static Pool Information" (with respect to IndyMac) and "The Servicers--IndyMac Bank, F.S.B.," and the related Appendices, agrees with the records of IndyMac or any information provided the accountants by or on behalf of IndyMac, excluding any questions of legal interpretation;

          (o) The Underwriters shall have received from the certified public accountants of Wells Fargo Bank, N.A. ("Wells Fargo"), a letter, dated the date hereof and satisfactory in form and substance to the Underwriters and their counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriters, as a result of which they determined that certain information of an accounting, financial or statistical nature, set forth in the Time of Sale Information and Prospectus Supplement under the caption and "The Servicers--Wells Fargo Bank, N.A.," and the related Appendices, agrees with the records of Wells Fargo or any information provided the accountants by or on behalf of Wells Fargo, excluding any questions of legal interpretation;

          (p) in The Certificates shall have received the respective ratings set forth on page (iv) of the Prospectus Supplement;

          (q) The Underwriters shall have received evidence satisfactory to the Lead Underwriter and counsel to the Underwriters that, on or before the Closing Date, UCC-1 financing statements have been or are being filed (a) in the office of the Secretary of State of the State of Maryland reflecting the transfer of the interest of the Seller in the Mortgage Loans and the proceeds thereof to the Company, and (b) in the office of the Secretary of State of the State of Delaware the transfer of the interest of the Company in the Mortgage Loans and the proceeds thereof to the Trust, and the pledge of such interest to the Trustee for the benefit of the Certificateholders; and

          (r) The Company shall have furnished to each Underwriter such further information, certificates and documents as such Underwriter may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be in all material respects satisfactory in form and substance in their reasonable judgment, to each Underwriter and its counsel.

     7. Termination.

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Lead Underwriter, at any time prior to the Closing Date:

          (a) If any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled; or

          (b) If there has been, in the judgment of the Lead Underwriter, since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Time of Sale Information, any material adverse change, or any development involving a prospective material adverse change, or any comparable adverse change with respect to the Seller or the Company, whether or not arising in the ordinary course of business; or

          (c) If there has occurred any outbreak or escalation of national or international hostilities, other national or international calamity or crisis (including without limitation any terrorist or similar attack), any change in the United States or international financial markets, or any substantial change in United States' or international economic, political, financial or other conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Lead Underwriter, impracticable or inadvisable to market the Underwritten Securities in the manner and on the terms described in each of the Time of Sale Information and the Prospectus or enforce contracts for the sale of the Underwritten Securities; or

          (d) Any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Lead Underwriter, has a material adverse effect on the securities markets in the United States; or

          (e) the Company or the Seller shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Lead Underwriter may interfere materially with the conduct of the business and operations of the Company or the Seller regardless of whether or not such loss shall have been insured.

     If the Lead Underwriter elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

     If the sale to the Underwriters of the Underwritten Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. Increase in Underwriters' Commitments.

     If any Underwriter shall default at the Closing Date in its obligation to take up and pay for the Underwritten Securities to be purchased by it under this Agreement on such date, the Lead Underwriter shall have the right, but not the obligation, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Underwritten Securities which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Securities"). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Securities does not exceed 10% of the total number of Underwritten Securities to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Underwritten Securities which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Underwritten Securities agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Securities exceeds 10% of the total number of Underwritten Securities to be purchased on such date, the Lead Underwriter may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Underwritten Securities hereunder on such date unless all of the Underwritten Securities to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Lead Underwriter with the approval of the Company or selected by the Company with the approval of the Lead Underwriter).

     If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Date for a period not exceeding seven business days in order that any necessary changes in the Registration Statement, the Prospectus, the Time of Sale Information and other documents may be effected.

     The term "Underwriter" as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

     9. Indemnity and Contribution by the Company and the Underwriters.

          (a) The Company and the Seller, jointly and severally, agree to indemnify and hold harmless each Underwriter, each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) that arise out of or are based upon any (a) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof, or in the Base Prospectus or the Prospectus or the Time of Sale Information or the Static Pool Information, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing
     Prospectus or any Issuer Information contained in any Free Writing Prospectus prepared by or on behalf of any Underwriter or in any Free Writing Prospectus which is required to be filed pursuant to Section 3(f) or Section 3(h), or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Company to such Underwriter within a reasonable period of time prior to the Time of Sale, and (iii) any breach of the representation and warranty in Section 1(s), and will reimburse each Underwriter and any officer, director or controlling person for any legal or other expenses reasonably incurred by such Underwriter or such officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with any information with respect to which each Underwriter has agreed to indemnify the Company pursuant to Section 9(b) hereof.

          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity set forth in Section 9(a) above from the Company and the Seller to the Underwriters, but only with reference to any untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the Underwriting Information.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 9(a) or 9(b) hereof, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been materially prejudiced thereby and shall not relieve the indemnifying party from any liability it may have to the indemnified party otherwise than under this Section 9, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others that the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any case described in subclauses (i), (ii) or
     (iii) of the immediately preceding sentence, the fees and disbursements of counsel for the indemnified party shall be paid by the indemnifying party as they are incurred. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings involving the same general allegations in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (plus one local counsel, as necessary) for all such indemnified parties. Such firm shall be designated in writing by the relevant Underwriter, in the case of parties indemnified pursuant to Section 9(a) hereof and by the Company or the Seller, in the case of parties indemnified pursuant to Section 9(b) hereof. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith; provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated herein, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (y) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (z) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (A) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party and (B) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in this Article 9 is unavailable to an indemnified party under Section 9(a) or 9(b) hereof or is insufficient in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the related Underwriter on the other from the offering of the Certificates or (ii) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the related Underwriter on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and by the related Underwriter on the other shall be in the same proportions that the purchase price paid by the related Underwriter to the Company for the Certificates ("Net Proceeds") bears to the excess of
     (a) the purchase prices paid by investors to each Underwriter for the Certificates (the "Public Offering Price") over (b) Net Proceeds. The relative fault of the Company on the one hand and of the related Underwriter on the other shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the related Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 9(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 9(d), which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent such expenses are required to be paid by such indemnifying party under this Section 9. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total aggregate Public Offering Price of the Certificates underwritten and distributed to the public by such Underwriter exceeds the related Net Proceeds. In the event that any expenses so paid by the indemnifying party are subsequently determined not to be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party that made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)  The  indemnity  and  contribution  agreements  contained  in this
     Section 9 and the representations and warranties of the Company and the Seller set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Underwriters or on behalf of the Underwriters or any person controlling any Underwriter or by or on behalf of the Company and its respective directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Underwritten Securities.

          (g) Luminent Mortgage Capital, Inc. ("Luminent") agrees with each Underwriter, for the sole and exclusive benefit of such Underwriter and each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter, to indemnify and hold harmless each Underwriter and each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act against any failure by the Company to perform any of its obligations under Section 5 and Section 9 of this Agreement. Luminent agrees that there are no conditions precedent to the obligations of Luminent hereunder other than written demand to Luminent to perform its obligations under this Agreement.

     10. Survival.

     The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, or any of its partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Underwritten Securities sold hereunder and any termination of this Agreement.

     11. Notices.

     Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Citigroup Global Markets Inc., 390 Greenwich Street, 6th Floor, New York, NY 10013, Attention: [ ]; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at Lares Asset Securitization, Inc., 101 California Street, 13th Floor, San Francisco, California 94111, Attention: President.

     12. Governing Law; Headings.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW). The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13. Part Unenforceability.

     The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     14. Parties at Interest.

     The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     15. Role of Underwriters.

     The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company and the Seller with respect to the offering of the Underwritten Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Seller, or any other person. Additionally, no Underwriter is advising the Company, the Seller, or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Seller shall each consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Seller with respect thereto. Any review by the Underwriters of the Company, the Seller, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Seller.

     16. Entire Agreement; Amendments, Modifications and Waivers.

     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

     17. Counterparts and Facsimile Signatures.

     This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

     If the foregoing correctly sets forth the understanding among the parties to this Underwriting Agreement, please so indicate in the space provided below for the purpose, whereupon this Underwriting Agreement shall constitute a binding agreement among the parties hereto.


                                           Very truly yours,

                                           LARES ASSET SECURITIZATION, INC.



                                           By: /s/ Christopher J. Zyda
                                           Name:  Christopher J. Zyda
                                           Title:  Chief Financial Officer


                                           MAIA MORTGAGE FINANCE
                                           STATUTORY TRUST


                                           By:  /s/ Christopher J. Zyda
                                           Name:  Christopher J. Zyda
                                           Title:  Trustee & President


Accepted and agreed with respect to
Section 9(g) as of the date first above written:

LUMINENT MORTGAGE CAPITAL, INC.


By:  /s/ Christopher J. Zyda
Name:  Christopher J. Zyda
Title:  Chief Financial Officer




Accepted and agreed to as
of the date first above written:

CITIGROUP GLOBAL MARKETS INC.


By:  /s/ Peter D. Steinmetz
Name:  Peter D. Steinmetz
Title:  Director

GREENWICH CAPITAL MARKETS INC.



By:  /s/ Prue Larocca
Name:  Prue Larocca
Title:  Managing Director

                                                                      Schedule I
                                                       To Underwriting Agreement

                                                         Underwriting Allocation




Class of                   Allocation (%)                   Purchase Price (%)
Certificates     Citigroup Global    Greenwich Capital
                    Markets Inc.       Markets, Inc.
 Class I-A-1        80.00                 20.00                 100.00
 Class I-A-2        80.00                 20.00                 100.00
 Class I-A-3        80.00                 20.00                 100.00
 Class I-A-4        80.00                 20.00                 100.00
 Class I-A-5        80.00                 20.00                 100.00
 Class I-B-1        80.00                 20.00                 100.00
 Class I-B-2        80.00                 20.00                 97.83
 Class I-B-3        80.00                 20.00                 90.20
 Class I-B-4        80.00                 20.00                 84.39
Class II-A-1        80.00                 20.00                 100.00
Class II-A-2        80.00                 20.00                 100.00
Class II-A-3        80.00                 20.00                 100.00
Class II-B-1        80.00                 20.00                 99.85
Class II-B-2        80.00                 20.00                 99.75
Class II-B-3        80.00                 20.00                 98.75
Class II-B-4        80.00                 20.00                 95.19
Class II-B-5        80.00                 20.00                 100.00
Class II-B-6        80.00                 20.00                 88.46
Class II-B-7        80.00                 20.00                 80.37